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                                 EXHIBIT (n)(2)
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                        GARTMORE VARIABLE INSURANCE TRUST
                                 RULE 18f-3 PLAN
                       (Amended Effective _________, 2002)

WHEREAS, Gartmore Variable Insurance Trust, a Massachusetts business trust (the "Trust"), is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS,  the  following  have  been designated as the series and classes of the
Trust:


SERIES                                                                         CLASSES
Gartmore GVIT Total Return Fund                           Class I, Class II, Class III, Class IV
    (formerly Total Return Fund)
Gartmore GVIT Growth Fund                                 Class I, Class IV
    (formerly Capital Appreciation Fund)
Gartmore GVIT Government Bond Fund                        Class I, Class II, Class III, Class IV
    (formerly Government Bond Fund)
Gartmore GVIT Money Market Fund                           Class I, Class IV, Class V
    (formerly Money Market Fund)
GVIT Small Company Fund                                   Class I, Class II, Class III, Class IV
    (formerly Nationwide Small Company Fund)
J.P. Morgan GVIT Balanced Fund                            Class I, Class IV
    (formerly J.P. Morgan NSAT Balanced Fund)
Comstock GVIT Value Fund                                  Class I, Class IV
    (formerly Federated NSAT Equity Income Fund
and Federated GVIT Equity Income Fund)
Gartmore GVIT Worldwide Leaders Fund                      Class I, Class II
    (formerly Nationwide Global 50 Fund)
Federated GVIT High Income Bond Fund                      Class I, Class III
    (formerly Federated NSAT High Income Bond Fund)
MAS GVIT Multi Sector Bond Fund                           Class I, Class III
    (formerly MAS NSAT Multi Sector Bond Fund)
GVIT Small Cap Value Fund                                 Class I, Class II, Class III, Class IV
    (formerly Nationwide Small Cap Value Fund)
Nationwide GVIT Strategic Value Fund                      Class I
    (formerly Nationwide Strategic Value Fund)
Nationwide Income Fund                                    Class I
Dreyfus GVIT Mid Cap Index Fund                           Class I, Class III
    (formerly Dreyfus NSAT Mid Cap Index Fund)
GVIT Small Cap Growth Fund                                Class I, Class II, Class III
    (formerly NSAT Small Cap Growth Fund)
Strong GVIT Mid Cap Growth Fund                           Class I, Class III
    (formerly Strong NSAT Mid Cap Growth Fund)
Turner GVIT Growth Focus Fund                             Class I, Class II, Class III
    (formerly Turner NSAT Growth Focus Fund)
Gartmore GVIT Global Technology and Communications Fund   Class I, Class II, Class III
    (formerly Gartmore NSAT Global Technology and
Communications Fund)
Gartmore GVIT Global Health Sciences Fund                 Class I, Class II, Class III
    (formerly Gartmore NSAT Global Health Sciences Fund)
Gartmore GVIT Emerging Markets Fund1                      Class I, Class II, Class III
    (formerly Gartmore NSAT Emerging Markets Fund)
Gartmore GVIT International Growth Fund1                  Class I, Class II, Class III
    (formerly Gartmore NSAT International Growth Fund)
Gartmore GVIT Global Leaders Fund1                        Class I
    (formerly Gartmore NSAT Global Leaders Fund)
Gartmore GVIT European Leaders Fund1                      Class I, Class II, Class III
Gartmore GVIT Global Small Companies Fund1                Class I
    (formerly Gartmore NSAT Global Small Companies Fund)

                                    -- 346 --

Gartmore GVIT OTC Fund1                                   Class I
    (formerly Gartmore NSAT OTC Fund)
Gartmore GVIT Asia Pacific Leaders Fund1                  Class I, Class II, Class III
Gartmore GVIT Nationwide Leaders Fund                     Class I, Class II, Class III
    (formerly Gartmore GVIT U.S. Leaders Fund)
Gartmore GVIT U.S. Growth Leaders Fund                    Class I, Class II, Class III
    (formerly Gartmore GVIT U.S. Leaders Fund)
Gartmore GVIT Global Financial Services Fund1             Class I, Class II, Class III
Gartmore GVIT Global Utilities Fund1                      Class I, Class II, Class III
Gartmore GVIT Micro Cap Equity Fund                       Class I, Class II, Class III
Gartmore GVIT Mid Cap Growth Fund                         Class I, Class II, Class IV
Dreyfus GVIT International Value Fund                     Class I, Class II, Class III, Class IV
GVIT Equity 500 Index Fund                                Class I, Class II, Class IV

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1    Each  of  these  Funds  is  a  "GGAMT-advised  Fund."

WHEREAS, Gartmore Mutual Fund Capital Trust ("GMF") serves as investment adviser for each of the series except for the GGAMT-advised Funds;

WHEREAS, Gartmore Global Asset Management Trust ("GGAMT") serves as investment adviser for each of the GGAMT-advised Funds listed above;

WHEREAS, Nationwide Securities, Inc. (formerly Nationwide Advisory Services, Inc.) ("NSI") currently serves as underwriter and Gartmore Distribution Services, Inc. ("GDSI") will serve as underwriter as soon as the Underwriting Agreement is transferred to GDSI, and Gartmore SA Capital Trust serves as fund administrator for the series of the Trust;

WHEREAS,  the  Trust  has  adopted a Distribution Plan ("12b-1 Plan") under Rule
12b-1  of  the  1940  Act  providing  for:

(1) in the case of Class II shares of the Funds, fees of not more than 0.25% per annum of average net assets;

WHEREAS, redemption fees will be charged by Class III shares of the Gartmore GVIT Total Return Fund, Gartmore GVIT Government Bond Fund, GVIT Small Company Fund, Federated GVIT High Income Bond Fund, MAS GVIT Multi Sector Bond Fund, GVIT Small Cap Value Fund, Dreyfus GVIT Mid Cap Growth Fund, GVIT Small Cap Growth Fund, Strong GVIT Mid Cap Growth Fund, Turner GVIT Growth Focus Fund, Gartmore GVIT Global Technology & Communications Fund, Gartmore GVIT Emerging Markets Fund, Gartmore GVIT International Growth Fund, Gartmore GVIT Global Health Sciences Fund, Gartmore GVIT European Leaders Fund, Gartmore GVIT Asia Pacific Leaders Fund, Gartmore GVIT U.S. Leaders Fund, Gartmore GVIT U.S. Growth Leaders Fund, Gartmore GVIT Global Financial Services Fund, Gartmore GVIT Global Utilities Fund and Gartmore GVIT Micro Cap Equity Fund. These fees will be limited to a maximum of 2.00%, or the limit currently required by the Securities Exchange Commission, and the structure of these fees will be stated in each applicable Fund's prospectus.

WHEREAS, the Trust has adopted an Administrative Services Plan providing for fees of not more than 0.25% per annum of the average daily net assets of the Class I, Class II or Class III shares of the Funds, 0.20% of the average daily net assets of the Class IV shares of the Funds and 0.10% of the average daily net assets of the Class V shares of the Funds;

WHEREAS, the Class IV shares of the Gartmore GVIT Total Return Fund, Gartmore GVIT Growth Fund, Comstock GVIT Value Fund, J.P. Morgan GVIT Balanced Fund, GVIT Small Company Fund, GVIT Small Cap Value Fund, Gartmore GVIT Government Bond
Fund, Gartmore GVIT Money Market Fund, Gartmore GVIT Mid Cap Growth Fund, Dreyfus GVIT International Value Fund and Gartmore GVIT Equity 500 Index Fund will be offered only through the variable insurance products issued by Nationwide Life Insurance Company of America (formerly Provident Mutual Life Insurance Company), Nationwide Life Insurance & Annuity Company of America (formerly Provident Mutual Life & Annuity Company of America) and National Life Insurance Company of Vermont which offered the Market Street Fund portfolios prior to [May 1, 2003].

WHEREAS, Class V shares of the Gartmore GVIT Money Market Fund will be offered through Corporate Owned Life Insurance products issued by Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company.

WHEREAS, Rule 18f-3 under the 1940 Act permits an open-end management investment company to issue multiple classes of voting stock representing interests in the same portfolio notwithstanding Sections 18(f)(1) and 18(i) under the 1940 Act if, among other things, such investment company adopts a written plan setting forth the separate arrangements and expense allocation of each class and any related conversion features or exchange privileges;


                                    -- 347 --
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NOW,  THEREFORE,  the Trust, wishing to be governed by Rule 18f-3 under the 1940
Act,  hereby  adopts  this  Rule  18f-3  Plan  as  follows:

1. Each class of shares of a series will represent interests in the same portfolio of investments of such series of the Trust, and be identical in all respects to each other class of that series, except as set forth below. The only differences among the various classes of shares of the series of the Trust will relate solely to (a) different distribution or service fee payments associated with any Rule 12b-1 Plan for a particular class of shares and any other costs relating to implementing or amending such Plan (including obtaining shareholder approval of such Plan or any amendment thereto), which will be borne solely by shareholders of such class; and (b) different administrative service fees associated with any Administrative Services Plan; (c) different Class Expenses, which will be limited to the following expenses as determined by the Trustees to be attributable to a specific class of shares: (i) transfer agency fees identified as being attributable to a specific class; (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class; (iii) Blue Sky notification and/or filing fees incurred by a class of shares; (iv) SEC registration fees incurred by a class; (v) expenses of administrative personnel and services as required to support the shareholders of a specific class; (vi) litigation or other legal expenses and audit or other accounting expenses relating solely to one class; (vii) Trustee fees or expenses incurred as a result of issues relating to one class; and (viii) shareholder meeting costs that relate to a specific class; (d) the voting rights related to any 12b-1 Plan affecting a specific class of shares or related to any other matter submitted to shareholders in which the interests of a Class differ from the interests of any other Class; (e) conversion features; (f) exchange privileges; and (g) class names or designations. Any additional incremental expenses not specifically identified above that are subsequently identified and determined to be properly applied to one class of shares of a series of the Trust shall be so applied upon approval by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

2. Under the Multiple Class Distribution System, certain expenses may be attributable to the Trust, but not to a particular series or class thereof. All such expenses will be allocated among series based upon the relative aggregate net assets of such series. Expenses that are attributable to a particular series, but not to a particular class thereof, and income, realized gains and losses, and unrealized appreciation and depreciation will be allocated to each class based on its net asset value relative to the net asset value of the fund if such series does not pay daily dividends and if the series does pay daily dividends on the basis of the settled shares method (as described in Rule 18f-3(c)(iii). Notwithstanding the foregoing, the principal underwriter, the investment adviser or other provider of services to the Trust may waive or reimburse the expenses of a specific class or classes to the extent permitted under Rule 18f-3 under the 1940 Act and pursuant to any applicable ruling, procedure or regulation of the Internal Revenue Service.

     A class of shares may be permitted to bear expenses that are directly attributable to such class including: (a) any distribution/service fees associated with any Rule 12b-1 Plan for a particular class and any other costs relating to implementing or amending such Plan (including obtaining shareholder approval of such plan or any amendment thereto); (b) any administrative services fees associated with any administrative services plan for a particular class and any other costs relating to implementing or amending such plan (including obtaining shareholder approval of such plan or any amendment thereto) attributable to such class; and (c) any Class Expenses determined by the Trustees to be attributable to such class.

3. To the extent exchanges are permitted, shares of any class of the Trust will be exchangeable with shares of the same class of another series of the Trust, or with money market fund shares of the Trust as described in the applicable prospectus. Exchanges will comply with all applicable provisions of Rule 11a-3 under the 1940 Act.

4. Dividends paid by a series of the Trust as to each class of its shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day, and will be in the same amount, except that any distribution/service fees, administrative services fees, and Class Expenses allocated to a class will be borne exclusively by that class.

5. Any distribution arrangement of the Trust, including distribution fees and front-end and deferred sales loads, will comply with Section 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.


                                    -- 348 --

6. The initial adoption of, and all material amendments, to this 18f-3 Plan must be approved by a majority of the members of the Trust's Trustees, including a majority of the Board members who are not interested persons of the Trust.

7. Prior to the initial adoption of, and any material amendments to, this 18f-3 Plan, the Trust's Trustees shall request and evaluate, and any agreement relating to a class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the 18f-3 Plan.
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